UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

At the Synta Pharmaceuticals Corp. (the “Company”) 2012 annual meeting of stockholders held on June 14, 2012, at which a quorum was present, the stockholders of the Company voted on and approved the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2012: (1) to elect Keith R. Gollust and Robert N. Wilson as Class II directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2015, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal (“Proposal 1”); and (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (“Proposal 2”).

A plurality of the votes cast were voted for the elections of Mr. Gollust and Mr. Wilson as directors, and the proposal to ratify the appointment of Ernst & Young LLP was approved by a majority of the shares voting affirmatively or negatively.  The tabulation of votes with respect to the proposals was as follows:

Proposal 1 — Election of Directors:

	For	Withheld	Broker Non-Votes
Keith R. Gollust	33,934,241	266,530	13,783,568
Robert N. Wilson	33,866,799	333,972	13,783,568

Proposal 2 — Ratification of Independent Registered Public Accounting Firm:

For	Against	Abstain
47,940,310	28,201	15,828

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: June 19, 2012	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

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